Exhibit 4.19

PUGET SOUND POWER & LIGHT COMPANY

TO

THE FIRST NATIONAL BANK

OF BOSTON,

                                                                 TRUSTEE.

Fifty-Sixth Supplemental Indenture

Dated as of November 1, 1974

Relating to an issue of First Mortgage Bonds, 10 3/4% Series

Due November 1, 1983

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-SIXTH SUPPLEMENTAL INDENTURE, made as of the first day of November, 1974, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its principal office at 100 Federal Street, in the city of Boston and Commonwealth of Massachusetts 02110 (successor by merger to OLD COLONY TRUST COMPANY) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on

November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966, a Fifty-first Supplemental Indenture dated as of June 1, 1967, a Fifty-second Supplemental Indenture dated as of February 1, 1969, a Fifty-third Supplemental Indenture dated as of July 1, 1970, a Fifty-fourth Supplemental Indenture dated as of October 1, 1972 and a Fifty-fifth Supplemental Indenture dated as of March 1, 1974, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due

1997, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, the Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002 and the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971 The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 10 3/4% Series Due November 1, 1983 (hereinafter sometimes called “Bonds of the November 1, 1983 Series”), and has authorized an initial issue of Thirty Million Dollars ($30,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-sixth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Thirty Million Dollars ($30,000,000) principal amount of Bonds of the November 1, 1983 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-sixth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transfered, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The First National Bank of Boston, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE IN THE STATE OF WASHINGTON ACQUIRED BY PUGET SOUND

POWER & LIGHT COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY

DESCRIBED IN ANY PRIOR SUPPLEMENTAL MORTGAGE

Sec.	Twp.	Range	Description	Deed From	Deed Vol.		Records Page
			ISLAND COUNTY
4	29	3E

That portion of Government Lot 1, and Government Lot 2, in section 4, township 29 north, range 3, east W.M., described as follows: Beginning at the southwest corner of Gov. Lot 2; thence east along the south line of Gov. Lot 2 and Gov. Lot 1 to the west margin of the Coles Road; thence northerly along the westerly margin of the Cole Road to a point that is 320 feet north of and at right angles to the south line of said Gov. Lot 1; thence west parallel to and 320 feet distant from said south line of Gov. Lot 1 and Gov. Lot 2 to a point which is 100 feet distant on a radial bearing from the south margin of the Bayview-Langley Road; thence northwesterly 100 feet on said radial bearing to the south line of said road; thence westerly along the south margin of said road to a point that is described in a previous deed to Island County as being 570 feet distant on a bearing of north 44°30’ east from the southwest corner of Gov. Lot 2; thence south 44°30’ west 570 feet, more or less, along said line to the southwest corner of said Gov. Lot 2 and the true point of beginning;

				First Properties, Inc., a corporation	259	(254637)	138

4	29	3E	The southwest quarter of the northeast quarter of section 4, township 29, range 3, east of the Willamette Meridian.	Georgia-Pacific Corporation, a Georgia corporation, formerly Puget Sound Pulp and Timber Co., a Delaware corporation	269	(260181)	6

Sec.	Twp.	Range	Description	Deed From	Deed Vol.	Records Page
			KING COUNTY
29	22	6E

The south 393 feet of the east half of the east half of the southeast quarter of the southwest quarter of Section 29, township 22 north, range 6 east, W.M., King County, Washington; EXCEPT the south 30 feet conveyed to King County for road; LESS all coal and minerals and the right to explore for and mine the same. SUBJECT TO easement for roadway and electric transmission and distribution line over the east 30 feet of property herein described as recorded under A.F. #4842412.

				Selleck, Inc., a Washington corporation	Aud. No. 7303290139

24	21	3E

Beginning at the northeast corner of the south half of the south half of the northwest quarter of the southeast quarter of section 24, township 21 north, range 3 east, W.M., in King County, Washington, thence south along the east line of said subdivision 215 feet; thence west parallel with the north line of said subdivision 810.42 feet; thence north parallel with said east line 215 feet to the north line of said subdivision; thence east along the said north line 810.42 feet to the point of beginning, EXCEPT the east 30 feet for road.

				Ona V. London and Daisy D. London, his wife	Aud. No. 7302060317

10	25	5E

The westerly 190 feet of the south 510.17 feet, lying easterly of the east boundary of the Plat of Strattonwood, according to plat recorded in volume 78 of plats, pages 51 and 52, in King County, Washington; in the southwest quarter of the northeast quarter of the northwest quarter of section 10, township 25 north, range 5 east, W.M., in King County, Washington. LESS the south 30 feet thereof. SUBJECT TO easements, restrictions and reservations of record, if any.

				Max Farr and Rennell R. Farr, husband and wife	Aud. No. 7312180414

24	25	5E

The east 155 feet of the north 65 feet of the south 265 feet of the west half of the southwest quarter of the southwest quarter of the south-east quarter of section 24, township 25 north, range 5 east, W.M. in King County, Washing-ton; Situate m the sty of Redmond, County of King, State of Washington.

				Robert E. Meriwether, as his separate estate	Aud. No. 7401280109

26	26	11E

That portion of Government Lots 5 and 6, section 26, township 26 north, range 11 east, W.M., in King County, Washington, described as follows: Beginning at the intersection of the south line of said Gov. Lot 6, with the southwesterly line of the Bloedel Donovan Logging Railroad right-of-way; thence along said railroad right-of-way north 66°39’40” west 231 feet 9 inches to the true point of beginning; thence southwesterly to a point on the south line of said Gov. Lot 6, 229 feet west of said railroad right-of-way; thence along the south line of said Gov. Lot 6 and the south line of Gov. Lot 5, 200 feet; thence northeasterly to a point on the southwesterly line of said railroad right-of-way which is 200 feet westerly of the true point of beginning; thence southeasterly along said railroad right-of-way 200 feet to the true point of beginning.

				Donald E. Flynn and Geraldine A. Flynn, his wife	Aud. No. 7402070212

Sec.	Twp.	Range	Description	Deed From	Deed Vol.	Records Page
36	23	4E	Tract 20, Orillia Garden Tract, according to the plat recorded in Volume 26 of Plats, page 7, in King County, Washington.	Steven J. Sandtner and Sallee Sandtner, his wife	Aud. No. 7402220236

6	22	5E

The west 172 feet of the north 100 feet of the south 1,800 feet of the northwest quarter of section 6, township 22 north, range 5 east, W.M., in King County, Washington; EXCEPT the west 12 feet thereof conveyed to King County for road by deed recorded under Auditor’s File No. 749609; Situate in the City of Kent, County of King, State of Washington. SUBJECT TO Easement for sewer line granted to City of Kent as disclosed by Auditor’s File No. 6025868.

				Ronald L. Melby and Marilyn Melby, his wife	Aud. No. 7404230488

24	21	3E

Beginning at the southeast corner of the northwest quarter of the southeast quarter of section 24, township 21 north, range 3 east, W.M., in King County, Washington; thence west along the south line of said subdivision 810.42 feet; thence north parallel with the east line of said subdivision 111.73 feet; thence east 810.42 feet to the east line of said subdivision; thence south along said east line 111.73 feet to the point of beginning; EXCEPT the east 30 feet for road.

				Virginia E. Keller, as her separate property	Aud. No. 7308060292

			SKAGIT COUNTY
13	35	5E

That portion of the northwest quarter of the northwest quarter of section 13, township 35 north, range 5 east, W.M., described as follows: Beginning at the southwest corner of the northwest quarter of the northwest quarter of said section 13; running thence east 800 feet, more or less, to the west line of the private road; running thence north to a point 50 feet south of the center line of the right of way for electric transmission line of Stone & Webster; running thence in a northwesterly direction parallel to the right of way for such transmission line, to a point 1165 feet south of the northwest corner of said section 13; running thence south to the point of beginning.

				Duane Wells, Inc., a Washington corporation	106	449

13	35	5E

That portion of the following described tracts (A) and (B), lying north of the highway right-of-way as condemned by the State of Washington by decree entered July 11, 1960, in Skagit County Superior Court Cause No. 25060:

(A)   That portion of the east half of the northwest quarter, section 13, township 35 north, range 5 east, W.M., lying north of the B.D. Minkler Road No. 175, EXCEPT roads.

(B)   That portion of the southwest quarter of the northwest quarter, section 13, township 35 north, range 5 east, W.M., described as follows: Beginning at the northeast corner of the southwest quarter of the northwest quarter of said section 13; thence west along the north line of said southwest quarter of the northwest quarter of said section 13, 738.2 feet; thence south 238 feet, more or less, to the north line of the B.D. Minkler

				Jerry Testone, a single woman, Philip George, a single man, and Lindtner Twiet and Edna J. Twiet, his wife	121	301

Sec.	Twp.	Range	Description	Deed From	Deed Vol.		Records Page

Road No. 175; thence northeasterly along the north right-of-way line of the B.D. Minkler Road No. 175 to the east line of said southwest quarter of the northwest quarter of said section 13; thence north along said east line of said southwest quarter of the northwest quarter of said section 13, 113.2 feet, more or less, to the point of beginning: EXCEPT roads and EXCEPT that portion thereof, if any, lying within the west 620 feet of said southwest quarter of the northwest quarter.

18	35	6E	Government Lot 3, section 18, township 35 north, range 6 east, W.M., EXCEPT roads, and EXCEPT the following described tract:	Gustav Sundquist and Sylvia J. Sundquist, his wife, as to an undivided 50% interest,	121	(782826)	84

Beginning at a point in the northeast corner of Gov. lot 3, where the north line of Lot 3 inter-sects the county road right of way; thence west 100 feet; thence south to the north line of county road right of way; thence north along the county road to the place of beginning.

				Robert H. Garmoe and Jean M. Garmoe, his wife, as to an undivided 25% interest and Waiter J. Garmoe and Susan M. Garmoe, his wife as to an undivided 25% interest

12	35	5E	The west 20 feet of the southeast quarter of the southwest quarter of section 12, township 35 north, range 5 east, W.M.	Helen A. Rooke, as her separate estate	113		129

12	39	1W	The south half of the southeast quarter of the northeast quarter of section 12, township 39 north, range 1 west, of W.M., EXCEPT the south 20 feet thereof and the east 20 feet thereof.	Elmer V. Dahl and Josie Dahl, his wife, and Harvey Dahl and Margaret Dahl, his wife	217		595

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the November 1, 1983 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the November 1, 1983 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 10 3/4% Series Due November 1, 1983” (herein referred to as the “Bonds of the November 1, 1983 Series”). The aggregate principal amount of the Bonds of the November 1, 1983 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the November 1, 1983 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

November 1, 1974 shall be the date of the commencement of the first interest period for Bonds of the November 1, 1983 Series. All Bonds of the November 1, 1983 Series shall mature November 1, 1983, and shall bear interest at the rate of 10 3/4% per annum until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year commencing May 1, 1975. The principal of, and the premium, if any, and interest on, the Bonds of the November 1, 1983 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the November 1, 1983 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, and at the office or agency in the Borough of Manhattan, City of New York, designated by the Company for such purpose, except that, in case of the redemption as a whole at any time of Bonds of the November 1, 1983 Series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of the November 1, 1983 Series may be sur-

rendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the November 1, 1983 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, and at the office or agency in the Borough of Manhattan, City of New York, designated by the Company as aforesaid, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the November 1, 1983 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the November 1, 1983 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the November 1, 1983 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the November 1, 1983 Series, or if the date thereof is prior to April 16, 1975 then from November 1, 1974, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the November 1, 1983 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the November 1, 1983 Series, or if no interest has been paid, from November 1, 1974.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the November 1, 1983 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the November 1, 1983 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the November 1, 1983 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the November 1, 1983 Series shall be the registered holders of such Bonds of the November 1, 1983 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the November 1, 1983 Series, with respect to any interest payment date applicable to the Bonds of the November 1, 1983 Series, shall mean the close of business on the April 15 next preceding a May 1 interest payment date or the October 15 next preceding a November 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest hall be deemed to have been transferred by transfer of any Bond of the November 1, 1983 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the November 1, 1983 Series may be exchanged for other registered Bonds of the November 1, 1983 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the November 1, 1983 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the November 1, 1983 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the November 1, 1983 Series for a period of fifteen days next preceding any designation of Bonds of the November 1, 1983 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the November 1, 1983 Series. The Bonds of the November 1, 1983 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE NOVEMBER 1, 1983 SERIES]

No. R	$. . .

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 10 3/4% SERIES DUE NOVEMBER 1, 1983

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                                               Dollars on November 1, 1983, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to April 16, 1975 then from November 1, 1974, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of May and November in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from November 1, 1974.

The interest so payable upon any May 1 or November 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the April 15 preceding such May 1 or the October 15 preceding such November 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or of its successor in trust, or at the office or agency of the Company for such purpose in the Borough of Manhattan, City of New York, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,

Dated:	By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE NOVEMBER 1, 1983 SERIES]

PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 10 3/4% SERIES DUE NOVEMBER 1, 1983

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston, successor by merger) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-sixth Supplemental Indenture dated as of November 1, 1974, relating among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity (a) as a whole at any time by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of 100% of the called principal amount thereof, without premium, and (b) on and after November 1, 1979, as a whole at any time or in part from time to time, at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”:

Twelve Months’ Period Beginning November 1	Regular Redemption Price %
1979	104.25
1980	102.75
1981	100.25
1982	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-sixth Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, Or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond may be presented for transfer by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee or at the office or agency of the Company for such purpose in the Borough of Manhattan, City of New York, upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said offices and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-sixth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee
unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing                              attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON, Trustee,

By:
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the November 1, 1983 Series. The Bonds of the November 1, 1983 Series shall be subject to redemption prior to maturity:

(a) as a whole at any time or in part from time to time, at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the November 1, 1983 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to November 1, 1979; or

(b) as a whole, upon payment of 100% of the called principal amount thereof, without premium, through the application, in accordance with Section 8.01 (b) of the Indenture, of trust moneys representing the proceeds deposited with the Trustee in connection with the taking, recapture or purchase of all or substantially all the mortgaged property by or pursuant to the direction of any governmental entity, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the November 1, 1983 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provision of the Indenture not inconsistent herewith.

SECTION 1.03. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the November 1, 1983 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.04. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the November 1, 1983 Series shall remain outstanding.

SECTION 1.05. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the November 1, 1983 Series shall remain outstanding.

SECTION 1.06. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the November 1, 1983 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Three Hundred Four Million Seven Hundred Thousand Dollars ($304,700,000), namely, Twenty-five Million Dollars ($25,000,000) prince-pal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, Thirty Million Dollars

($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004 now issued and outstanding and Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10 3/4% Series Due November 1, 1983 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-sixth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series, the 2000 Series, the 2002 Series, the March 1, 2004 Series, the November 1, 1983 Series, and of any other series established after the execution and delivery of this Fifty-sixth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the November 1, 1983 Series in the aggregate principal amount of Thirty Million Dollars ($30,000,000) may forthwith, upon the execution and delivery of this Fifty-sixth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

Miscellaneous.

SECTION 3.01. This Fifty-sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented. and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the November 1, 1983 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-sixth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-sixth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-sixth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. In order to correct an inconsistent provision therein, Section 1.03 of each of the 48th, 50th, 51st, 52nd and 54th Supplemental Indentures, referred to above in the recitals hereof, is hereby amended by deleting therefrom the words “principal amount thereof’ in the tenth line of the antepenultimate paragraph and substituting therefor the words “Special Redemption Price”.

SECTION 3.05. This Fifty-sixth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.06. Although this Fifty-sixth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 1974, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

ARTICLE FOUR.

Paying Agent, Etc.

Maintenance of Office or Agency. In addition to any other office or agency required to be maintained pursuant to Section 9.02 of the Indenture, the Company shall cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, New York, where the bonds may be presented for exchange, registration of transfer, or payment of principal and interest and where notices and demands in respect to the bonds or this Supple-

mental Indenture may be served. The Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such office or agency in the Borough of Manhattan, The City of New York, New York, for presentation for exchange or for registration of transfer shall be at the office of First National Boston Clearance Corporation and for all other presentations and for notices and demands shall be the office of Manufacturers Hanover Trust Company, New York, New York.

IN WITNESS WHEREOF, Puget Sound Power & Light Company, has caused this Fifty-sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Fifty-sixth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Cashier or one of its Assistant Cashiers, all on November 8 and November 7, 1974, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By:	/S/ JOHN W. ELLIS
Executive Vice President

Attest:

CORPORATE SEAL

/S/ W. E. WATSON
Secretary.

THE FIRST NATIONAL BANK OF BOSTON

By:	/S/ M. E. THOMPSON
Vice President.

Attest:

CORPORATE SEAL

/S/ MAX GOLDSMITH
Assistant Cashier.

STATE OF WASHINGTON COUNTY OF KING	}	ss.:

JOHN W. ELLIS and W. E. WATSON, being duly sworn each for himself on oath deposes and says that he, the said John W. Ellis, is and at the time of the execution of the foregoing Supplemental Indenture was Executive Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such Executive Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said W. E. Watson, is and at the time of the execution of said Supplemental Indenture was Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder delay or defraud creditors or any creditor of said corporation.

W. E. WATSON	JOHN W. ELLIS
W. E. WATSON	JOHN W. ELLIS

Subscribed and sworn to before me this 8th day of November, 1974.

/s/ HOWARD A. STRONG
Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

STATE OF WASHINGTON COUNTY OF KING	}	ss.:

On this 8th day of November, 1974, before me personally appeared JOHN W. ELLIS and W. E. WATSON, to me known to be the Executive Vice President and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ HOWARD A. STRONG
Notary Public in and for the State of Washington. Residing at Bellevue.

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSETTS, COUNTY OF SUFFOLK,	}	ss.:

On this 7th day of November, 1974, before me personally appeared M. E. THOMPSON and MAX GOLDSMITH, to me known to be a Vice President and an Assistant Cashier, respectively, of THE FIRST NATIONAL BANK OF BOSTON, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to and did in the name and on behalf of said corporation execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ R. A. NEWHALL
R. A. Newhall Notary Public in and for the Commonwealth of Massachusetts. Residing at Beverly.

My commission expires October 17, 1980

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as a real estate mortgage.

TO SECRETARY OF STATE:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302(5).

THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

/S/ MAX GOLDSMITH
Assistant Cashier